As filed with the Securities and Exchange Commission on May 27, 2004

Registration No. 333-45066

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WASTE MANAGEMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-1309529 (I.R.S. Employer Identification Number)

1001 Fannin Street
Suite 4000
Houston, Texas 77002
(713) 512-6200
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

WASTE MANAGEMENT, INC. 2000 STOCK INCENTIVE PLAN
WASTE MANAGEMENT, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
(Full titles of the Plans)

Rick L Wittenbraker
Waste Management, Inc.
1001 Fannin Street
Suite 4000
Houston, Texas 77002
(713) 512-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     Waste Management, Inc., a Delaware corporation (the “Company”) registered, among other things, the issuance of up to 31,400,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), on this Registration Statement on Form S-8 No. 333-45066 (the “Registration Statement”) pursuant to the Waste Management, Inc. 2000 Stock Incentive Plan and the Waste Management, Inc. 1996 Stock Option Plan for Non-Employee Directors.

     On May 14, 2004, the Company’s stockholders approved the adoption by our Board of Directors of the Waste Management, Inc. 2004 Stock Incentive Plan, under which an aggregate of 34,000,000 shares of our common stock may be issued pursuant to awards granted under that plan. The terms of the 2004 Stock Incentive Plan provide that once the plan becomes effective, all shares available because they are not subject to outstanding awards under our 2000 Stock Incentive Plan and our 1996 Stock Option Plan for Non-Employee Directors will become available for issuance under the 2004 Stock Incentive Plan.

     On May 27, 2004, the Company filed a registration statement on Form S-8 No. 333-115932 (the “New Registration Statement”), under which, upon its effectiveness, there will be an aggregate of 34,000,000 shares registered for issuance, including 548,656 shares and 1,235,000 shares that are not subject to outstanding awards under the 2000 Stock Incentive Plan and the 1996 Stock Option Plan for Non-Employee Directors, respectively, and therefore, have been rolled into the 2004 Stock Incentive Plan.

     Pursuant to the principles set forth in Interpretations 89 and 90 under Section G, “Securities Act Forms,” of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to Form S-8, we are hereby removing from registration the remaining 548,656 shares under the 2000 Stock Incentive Plan and 1,235,000 shares under the 1996 Non-Employee Directors’ Plan, previously registered under this Registration Statement, which, as explained, are now registered under the New Registration Statement for issuance under the 2004 Stock Incentive Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 27th day of May, 2004.

WASTE MANAGEMENT, INC.
/s/ David P. Steiner
By: David P. Steiner
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 27th day of May, 2004.

Signature	Title

/s/ David P. Steiner David P. Steiner	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert G. Simpson Robert G. Simpson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Greg A. Robertson Greg A. Robertson	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ * Pastora San Juan Cafferty	Director

Frank M. Clark, Jr.	Director

/s/ * Robert S. Miller	Director

Signature	Title

/s/ * A. Maurice Myers	Director

/s/ * John C. Pope	Director

W. Robert Reum	Director

/s/ * Steven G. Rothmeier	Director

Carl W. Vogt	Director

/s/ Lawrence O’Donnell, III *Lawrence O’Donnell, III	Attorney-in-Fact